Exhibit-10.70

DATED                                 2003

SYRATECH (HK) LIMITED

HLW 179 LIMITED

SYRATECH CORPORATION

SHARE SALE

AGREEMENT

relating to the sale and
purchase of the whole of the
issued share capital of C J
Vander Limited

Hartley Linfoot & Whitlam

Solicitors

Princess House

122 Queen Street

Sheffield

S1 2DW

Execution Copy

20 March 2003

CONTENTS

Description

1	INTERPRETATION

2	AGREEMENT FOR SALE

3	PURCHASE CONSIDERATION

4	COMPLETION

5	WARRANTIES BY THE VENDOR

6	LIMITATIONS ON CLAIMS

7	NOTICE AND CONDUCT OF CLAIMS

8	PURCHASER WARRANTIES

9	RESTRICTIVE AGREEMENT

10	GUARANTEE

11	SET OFF

12	ACKNOWLEDGEMENT

13	COMMUNICATIONS

14	GENERAL

15	ENTIRE AGREEMENT

16	GOVERNING LAW AND JURISDICTION

SCHEDULE 1

DETAILS OF THE COMPANY AND ITS SUBSIDIARIES

SCHEDULE 2

WARRANTIES

SCHEDULE 3

Deed of Covenant

SCHEDULE 4

PART 1

PART 2

SCHEDULE 5

LIST OF TOOLING

THIS AGREEMENT is made the                                           day of                                   2003

BETWEEN:

(1)                                  SYRATECH HONG KONG LIMITED a company incorporated in Hong Kong whose principal office is at Room 507, World Finance Centre, North Tower, 17 Canton Road, Tsimshatsui, Kowloon, Hong Kong (the “Vendor”);

(2)                                  HLW 179 LIMITED a company incorporated in England and Wales (registered number 4605613) whose registered office is at Princess House, 122 Queen Street, Sheffield, S1 2DW (the “Purchaser”); and

(3)                                  SYRATECH CORPORATION a Delaware corporation whose principal office is at 175 McClellan Highway, East Boston, MA 02128-9114, USA (the “Guarantor”).

INTRODUCTION

(A)                              The Vendor is the legal and beneficial owner of the whole of the issued share capital of the Company;

(B)                                The Vendor has agreed to sell and the Purchaser has agreed to buy the whole of the issued share capital of the Company on the terms and subject to the conditions of this Agreement;

(C)                                The Guarantor has agreed in consideration for the Purchaser entering into this Agreement, to guarantee the obligations of the Vendor to the Purchaser under this Agreement in accordance with the terms set out in Clause 10.

WHEREBY IT IS AGREED as follows:

1                                          INTERPRETATION

1.1                                 In this Agreement the following words and expressions have the following meanings:

“Business Day”	means any day other than a Saturday or Sunday on which banks are normally open for business in London and New York;

“CA”	means the Companies Act 1985;

“C J Vander Trade Mark Licence”	means the licence to be dated the date of this Agreement in the agreed form to use the trading name and trademark “C J Vander” to be entered into by the Guarantor and the Purchaser at Completion;

“Claim”	means a claim by the Purchaser for a breach of Warranty or a claim by the Purchaser pursuant to the Deed of Covenant;

“Companies Acts”	means the CA, the former Companies Acts (within the meaning of CA s 735(1)) and the Companies Act 1989;

“Company”	means C J Vander Limited (company number: 000763852), further details of which are set out in Schedule 1;

“Completion”	means completion of the sale and purchase of the Shares in accordance with Clause 4;

“Completion Payment”	means the repayment of US$3,000,000 of Inter Company Debt by the Company in accordance with Clause 4.6.2;

“Deed of Covenant”	means a deed to be dated the date of this Agreement in the form set out in Schedule 3 and to be entered into by the Vendor and the Purchaser in respect of Taxation;

“Deferred Payment”	means the payment of US$250,000 of Inter Company Debt by the Company in accordance with Clause 4.6.2;

“Deferred Payment Date”	means the date being the fifth anniversary of the date of this Agreement;

“Group”	means the Company and each Subsidiary;

“GBP”	means the lawful currency of the United Kingdom;

“holding company” and “subsidiary”	means holding company and subsidiary respectively as defined in sections 736 and 736A of the CA;

“Hong Kong Trading Agreement”	means the agreement to be dated the date of this Agreement in the agreed form to be entered into by the Vendor and ISCL in respect of the sourcing of goods to the Company from Hong Kong;

“ICTA”	means the Income and Corporation Taxes Act 1988;

“International Silver Company Trade Mark Licence”

means the licence to be dated the date of this Agreement in the agreed form to use the trading name and trade mark “International Silver Company” to be entered into by the Guarantor and the Purchaser at Completion;

“ISCL”	means International Silver Company Limited (CRN: 03768277) being a wholly owned subsidiary of the Company;

“Inter-Company Debt”

means without limitation any and all debts, liabilities (whether actual, contingent or prospective), and obligations howsoever arising owed by the Company or any Subsidiary to the Vendor or any member of the Vendor’s Group;

“Last Accounts”

means the audited balance sheet and audited profit and loss account of the Company for the 12 month period ended on the Last Accounts Date, including the auditors, and directors’ report and notes thereon;

“Last Accounts Date”	means 31 December 2002 (being the date to which the Last Accounts have been prepared);

“Properties”	means each of the properties listed in Schedule 4 and “Property” means any one of them;

“Puerto Rico Trading Agreement”

means the supply agreement to be dated the date of this Agreement in the agreed form to be entered into by the Company and Wallace International de Puerto Rico in respect of the supply of goods to the Company from Puerto Rico;

“Purchaser’s Group”

means the Purchaser, any subsidiary of the Purchaser, any holding company of the Purchaser, and any subsidiary of the holding company of the Purchaser from time to time (and for the avoidance of doubt, includes the Company and all the Subsidiaries after Completion);

“Purchaser’s Solicitors”	means Hartley Linfoot & Whitlam of Princess House, 122 Queen Street, Sheffield S1 2DW;

“Security Interest”

means any mortgage, charge, assignment or assignation by way of security, guarantee, indemnity, debenture, hypothecation, pledge, declaration of trust, lien, right of set off or combination of accounts, or any encumbrance or other security interest whatsoever, howsoever created or arising and whether monetary or not;

“Set-Off Claim”	means a Claim which may be set off in accordance with Clause 11 by the Purchaser against its liability to pay the Deferred Payment.

“Shares”	means the 172,489 fully paid and issued Ordinary Shares of £1 each of the Company, comprising the whole of the allotted and issued share capital of the Company;

“Subsidiary”	means a subsidiary of the Company listed in Schedule 1 and “Subsidiaries” means all such subsidiaries;

“Taxation”	means all forms of taxation, duties, imposts and levies, whatsoever or wherever or whenever imposed;

“Trade Name Assignment”

means an assignment to be entered into on Completion in the agreed form between (1) the Vendor and the Guarantor and (2) the Purchaser under which the Vendor and the Guarantor will assign to the Purchaser all such rights which the Vendor and/or the Guarantor and/or any member of the Vendor’s Group may have to use the name “Roberts & Belk” whether or not such rights are registered or registerable;

“US$”	means the lawful currency of the United States of America;

“Vendor’s Group”

means the Vendor, any subsidiary of the Vendor, any holding company of the Vendor, and any subsidiary of the holding company of the Vendor from time to time (but for the avoidance of doubt shall not include the Company or any Subsidiary);

“Warranties”	means the warranties given by the Vendor pursuant to Clause 5 and Schedule 2.

1.2                                 All references in this Agreement to a statutory provision shall be construed as including references to:

1.2.1                                  any statutory modification, consolidation re-enactment (whether before or after the date of this Agreement) for the time being in force;

1.2.2                                  all statutory instruments or orders made pursuant to a statutory provision; and

1.2.3                                  any statutory provisions of which a statutory provision is a consolidation, re-enactment or modification.

1.3                                 A reference in this Agreement to FRS shall be a reference to a statement of standard accounting practice issued or adopted by the Accounting Standards Board Limited.

1.4                                 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.

1.5                                 A reference to a “person” includes an individual, body corporate (wherever incorporated), unincorporated association, trust or partnership (whether or not having separate legal personality), government, state or agency of a state, or two or more of the foregoing.

1.6                                 A reference to a document in the “agreed form” is to that document in the form agreed and initialled for the purposes of identification by or on behalf of the parties.

1.7                                 A reference to a Clause or Schedule is to a Clause or Schedule of this Agreement, and references to this Agreement include the Schedules.

1.8                                 A reference to a document is a reference to that document as amended or modified from time to time in writing by the mutual consent of the parties.

2                                          AGREEMENT FOR SALE

2.1                                 Subject to the terms and conditions of this Agreement, the Vendor shall sell with full title guarantee and free from all Security Interests and the Purchaser shall purchase the Shares, with all rights attaching to them as at the date of this Agreement and with effect from the date of this Agreement.

2.2                                 The Vendor waives any restrictions on transfer (including pre-emption rights) which may exist on Completion in relation to the Shares under the articles of association of the Company or otherwise.

3                                          PURCHASE CONSIDERATION

The purchase consideration for the Shares shall be the sum of US $1.00.

4                                          COMPLETION

4.1                                 Completion of the purchase of the Shares shall take place at the offices of the Purchaser’s Solicitors or such other place as the parties may agree immediately after the execution and delivery of this Agreement.

4.2                                 At Completion, the Vendor shall deliver to the Purchaser:

4.2.1                                  transfers duly completed and signed by the Vendor and all nominee Shareholders in favour of the Purchaser or as it may direct of the Shares together with the relative share certificates;

4.2.2                                  the Deed of Covenant duly executed by the Vendor;

4.2.3                                  resignation letters in the agreed form signed by each director and the secretary of the Company and each Subsidiary acknowledging that each has no claim against the Company or the relevant Subsidiary on any grounds whatsoever;

4.2.4                                  a copy of a letter of resignation in the agreed form of the existing auditors of the Company and each of the Subsidiaries confirming that they have no outstanding claims of any kind and containing a statement under CA s 394(1) that there are no such circumstances as are mentioned in that section;

4.2.5                                  the Trade Name Assignment duly executed by the Vendor and the Guarantor;

4.2.6                                  a counterpart of the Hong Kong Trading Agreement duly executed by the Vendor;

4.2.7                                  a counterpart of the Puerto Rico Trading Agreement duly executed by Wallace International de Puerto Rico;

4.2.8                                  a counterpart of the C J Vander Trade Mark Licence duly executed by the Guarantor;

4.2.9                                  a counterpart of the ISCL Trade Mark Licence duly executed by the Guarantor.

4.3                                 At Completion, to the extent that they are not already in the possession of the Company, there shall be delivered or made available to the Purchaser:

4.3.1                                  the seal and certificate of incorporation of the Company and each of the Subsidiaries;

4.3.2                                  the statutory books of the Company and each of the Subsidiaries, complete and up-to-date;

4.3.3                                  the title deeds relating to each of the Properties;

4.3.4                                  the appropriate forms to amend the mandates given by the Company and each Subsidiary to its bankers;

4.3.5                                  evidence of the release and discharge of any Security Interest affecting the Company or any Subsidiary (including without limitation the charges referred to in Schedule 1)

4.4                                 At Completion, the Vendor shall procure that the directors of the Company shall hold a board meeting at which:

4.4.1                                  such persons as the Purchaser may nominate shall be appointed as directors;

4.4.2                                  such persons as the Purchaser may nominate shall be appointed as the secretary and auditors of the Company with effect from the close of the meeting;

4.4.3                                  the transfers of the Shares referred to in Clause 4.2.1 shall be approved for registration in the Company’s books (subject to stamping);

4.4.4                                  the resignations referred to in Clauses 4.2.3 and 4.2.4 shall be tendered and accepted so as to take effect from the close of the meeting;

4.4.5                                  the Puerto Rico Trading Agreement and the Trade Mark Licence, both in the agreed form, be approved and entered into by the Company; and

4.4.6                                  all other documents and matters required to be entered into or approved by the Company in connection with Completion are so approved.

4.5                                 At Completion, the Vendor shall procure that the directors of each of the Subsidiaries shall hold a board meeting at which:

4.5.1                                  such persons as the Purchaser nominates be appointed as directors, secretary and auditors of the Subsidiary with effect from Completion;

4.5.2                                  the resignations of the directors, the secretary and the auditors of each Subsidiary be tendered and accepted so as to take effect from Completion; and

4.5.3                                  in the case of ISCL only, the Hong Kong Trading Agreement in the agreed form be approved and entered into by ISCL.

4.6                                 At Completion and following completion of the matters referred to in Clauses 4.2 to 4.5 the Purchaser shall:

4.6.1                                  pay to the Vendor the purchase consideration for the Shares as set out in Clause 3; and

4.6.2                                  procure the payment by the Company of the Completion Payment by reference to the invoices listed in Part 1 of Schedule 4, issued by the relevant members of the Vendor’s Group.

4.7                                 The Purchaser covenants with the Vendor that on the Deferred Payment Date it will procure the payment by the Company of the Deferred Payment by reference to the invoices listed in Part 2 of Schedule 4, issued by the relevant members of the Vendor’s Group, subject to any deductions lawfully made in accordance with Clause 11, together with simple interest calculated thereon at a rate equal to the base lending rate from time to time of The Royal Bank of Scotland plc to be calculated from the date of this Agreement to the date of payment of the Deferred Payment.

5                                          WARRANTIES BY THE VENDOR

5.1                                 The Vendor warrants to the Purchaser that the Warranties are true and accurate at the date of this Agreement.

5.2                                 The Purchaser acknowledges that, save for the Warranties, it has not relied on any other warranty or representation of the Vendor in entering into this Agreement.

5.3                                 The Warranties are qualified by the actual knowledge of the Purchaser (which shall be deemed to include the actual knowledge of Jim Porteous and Stephen Wilfin) of any matter or thing which constitutes a breach of any Warranty, so that Claims shall be limited and prevented to the extent of such actual knowledge.

5.4                                 Where a Warranty is qualified by the expression “to the best of the knowledge, information and belief of the Vendor” or “so far as the Vendor is aware”, or any similar expression that reference shall be limited to the actual knowledge   (without the need for any independent investigation or verification by the Vendor) of the Vendor and the Guarantor.

5.5                                 Each of the Warranties is without prejudice to any other warranty or undertaking and, except where expressly stated, no Clause contained in this Agreement governs or limits the extent or application of any other Clause.

5.6                                 In relation to each of the Warranties (save Warranty numbers 1.1, 1.2, 1.3, 2.1 and 2.2) any reference to “the Company” shall be deemed to be a reference to the Company and ISCL.   Accordingly, each of the Warranties shall be given in respect of the Company and ISCL.

5.7                                 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release and as specifically provided for in this Agreement.

5.8                                 In the event that any Claim is brought by the Purchaser, the Vendor agrees that, notwithstanding any other right of the Purchaser to claim damages on any basis, the calculation of damages shall be on the basis that the aggregate of the Completion Payment and the Deferred Payment shall be deemed for these purposes to be the consideration paid by the Purchaser to the Vendor for the Shares.

6                                          LIMITATIONS ON CLAIMS

6.1                                 Notwithstanding anything in this Agreement to the contrary but subject always to Clause 6.4, the provisions of this Clause 6 shall operate to limit the liability of the Vendor in respect of any Claim.

6.2                                 Subject to clause 6.4 the Vendor’s liability for all Claims brought for

6.2.1                                  a breach of the Warranties set out at paragraphs 3, 4 and 6 of Schedule 2 of this Agreement shall be limited to an amount equal to the Deferred Payment; and

6.2.2                                  a breach of the Deed of Covenant or a breach of the Warranties set out at paragraphs 1, 2, and 5 of Schedule 2 of this Agreement shall be limited to an amount equal to the aggregate of the Completion Payment and the Deferred Payment.

Provided that the Vendor’s total liability for all Claims shall not exceed an amount equal to the aggregate of the Completion Payment and the Deferred Payment.

6.3                                 The Vendor shall not be liable in respect of any Claim:

6.3.1                                  unless the aggregate amount of the Claim and any other Claims exceeds US$10,000 (in which event the Vendor will be liable for the whole amount of such claims and not only the excess over US$10,000);

6.3.2                                  unless it shall have received from the Purchaser written notice containing reasonable details of the relevant Claim on or before

6.3.2.1                                           the expiry of one year from Completion in respect of Claims under the Warranties; and

6.3.2.2                                           the expiry of 6 years from Completion in respect of Claims under the Deed of Covenant.

6.3.3                                  which is not satisfied, settled or withdrawn within six months of the date of notification of such Claim under Clause 6.3.2 unless proceedings in respect of it have been commenced by being both issued and served on the Purchaser.

6.4                                 None of the limitations on liability contained in Clauses 6.1 to 6.3 above shall apply where:

6.4.1                                  the fact, matter or circumstance giving rise to the Claim arises as a result of fraud, wilful concealment or deliberate non-disclosure on the part of the Vendor; and

7                                          NOTICE AND CONDUCT OF CLAIMS

7.1                                 If the Purchaser becomes aware of a matter which may give rise to a Claim or any proceedings shall be instituted against the Purchaser which may give rise to a Claim, the Purchaser shall as soon as reasonably practicable thereafter given notice thereof in writing to the Vendor, stating in reasonable detail the nature of the matter on a without prejudice basis, if practicable, and the amount claimed.

7.2                                 In the event of a Claim, the Purchaser shall, subject to being indemnified by the Vendor against all costs and liabilities incurred in so doing:

7.2.1                                  take or procure such action to be taken as the Vendor shall reasonably request to deal with a Claim;

7.2.2                                  if so required by the Vendor, maintain consultation with the Vendor on all aspects of any proceedings in defence of a Claim; and

7.2.3                                  provide the Vendor with all information reasonably requested by it in relation to such proceedings.

7.3                                 In any event, the Purchaser shall not admit liability in respect of a Claim, nor compromise, nor settle any proceedings in defence of a Claim, without the written consent of the Vendor (such consent not to be unreasonably withheld or delayed).

7.4                                 Nothing in this Clause 7 shall restrict or limit the Purchaser’s general obligation at law to mitigate a loss which it may incur as a result of a matter giving rise to a Claim.

8                                          PURCHASER WARRANTIES

8.1                                 The Purchaser warrants to the Seller that:

8.1.1                                  the Purchaser has full power and authority without requiring the consent of any other person, and has taken all necessary corporate or other actions, to enter into and exercise its rights and perform its obligations under this Agreement and all other documents to be executed by it at Completion;

8.1.2                                  this Agreement and all other documents to be executed by the Purchaser will, when executed and delivered by it, constitute lawful, valid and binding obligations of the Purchaser in accordance with their respective terms except insofar as enforceability may be limited by:

(a)                        any bankruptcy or insolvency law or any other similar law relating to or affecting a creditor’s rights; and

(b)                       any law relating to the availability of specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in equity or at law);

8.1.3                                  in acquiring the Shares the Purchaser is acting as principal and not as agent or broker for any other person; and

8.1.4                                  the Purchaser is not aware that it has any Claim for which, taking into account limitations in Clause 6, the Vendor could have a liability to pay.

9                                          RESTRICTIVE AGREEMENT

9.1                                 For the purpose of assuring to the Purchaser the full benefit of the business and goodwill of the Company, the Vendor undertakes, by way of further consideration for the obligations of the Purchaser under this Agreement as separate and independent agreements that it will, and undertakes to procure that each member of the Vendor’s Group will:

9.1.1                                  not at any time following Completion use or disclose to any person and shall use its best endeavours to prevent the publication or disclosure of, any confidential information concerning the business, accounts or finances of the Company or the Subsidiaries or any of the Group’s clients’ or customers’ transactions or affairs of which it has knowledge, save as required pursuant to any contract between the

Vendor, and any of its bankers or their affiliates or as required by applicable law or regulation;

9.1.2                                  not at anytime for the period of one (1) year following Completion solicit or endeavour to entice away from the Company any person who to the Vendor’s knowledge is, or has during the past year been, an employee of the Group provided that any general advertisement or solicitation which is not directed at any one individual shall not be deemed to give rise to a breach of the foregoing restrictions.

9.1.3                                  not at anytime during the period ending five (5) years after Completion, either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged concerned or interested in the sale of silverware products marketed, distributed or sold under the C.J. Vander trademark in the United Kingdom and Oman, Kuwait, Bahrain, Qatar, United Arab Emirates, Saudi Arabia, Egypt or Lebanon.  Notwithstanding the foregoing, Vendor and Vendor’s Group shall not be precluded from the sale of silverware products in the territories stated herein provided such products are marketed and sold under another trademark..

9.1.4                                  Not at any time during the period of 5 years after Completion in the United Kingdom, and 2 years after Completion in any member state of the European Union either alone or jointly with, or as manager, agent for, or employee of any person directly or indirectly carry on or be engaged concerned or interested in the sale of any products under the trade mark “Elements”.  Notwithstanding the foregoing, Purchaser acknowledges that it has been made aware that unrelated third parties may have used, or may currently be using the trademark “Elements” in the United Kingdom and the European Union and may have rights superior to those of Vendor or Vendor’s affiliates.

10                                    GUARANTEE

10.1                           In consideration for the Purchaser entering into this Agreement, the Guarantor as principal obligor and not merely as surety, irrevocably and unconditionally undertakes and guarantees to the Purchaser the due and punctual performance by the Vendor of all the obligations and liabilities of the Vendor set out in this Agreement and in the Deed of Covenant (the “Guaranteed Obligations”) and further undertakes that if default should be made in the performance of the same, the Guarantor shall, subject to the limitation in Clause 10.4, forthwith on demand pay to the Purchaser in cash an amount equal to, or procure the discharge of, such of the Guaranteed Obligations as shall not have been paid or discharged when due by the Vendor as if the Guarantor was the principal obligor in respect thereof, and further or in the alternative pay on demand such sum as shall be sufficient to indemnify the Purchaser in respect of such default and all losses incurred by or claimed against the Purchaser or which the Purchaser may suffer directly or indirectly by reason of such default.

10.2                           This guarantee shall be a continuing guarantee and accordingly shall remain in operation until all the Guaranteed Obligations have been paid or discharged in full.

10.3                           Any of the Guaranteed Obligations which may not be recoverable from the Vendor whether by reason of any legal limitations or any other fact or circumstance whatsoever, and whether known to the Purchaser or not, shall nevertheless be recoverable from the Guarantor as sole debtor.

10.4                           Notwithstanding any other provisions of this Clause 10, the Guarantor’s liability under this Clause 10 for any Guaranteed Obligations shall not exceed the liability of the Vendor for its breach of the Guaranteed Obligation.

11                                    SET OFF

11.1                           The aggregate amount of the Set-Off Claims shall not exceed the amount of the Deferred Payment.

11.2                           Subsequent to the notification provisions in Clause 6.3.2, if the Purchaser shall notify the Vendor in writing of any Set-Off Claim or Set-Off Claims, then the amount of the Deferred Payment shall be reduced by the amount of such Set-Off Claim, or if the Set Off Claim has been settled or resolved prior to the

Deferred Payment Date by the amount determined to be payable upon the settlement or resolution of such Set-Off Claim, and

11.2.1                            for the avoidance of doubt, once the aggregate amount of the Set-Off Claims reaches US$250,000 there will be no more Set-Off Claims.

11.3                           For the purposes of clause 11.2:

11.3.1                            a Set-Off Claim shall be deemed to be settled upon the Vendor and the Purchaser agreeing a final settlement thereof and a Set-Off Claim shall be deemed to be resolved upon an order or decree of a Court of competent jurisdiction being given in proceedings in respect of the Set-Off Claim and such order or decree being final and not or no longer appealable; and

11.3.2                            the amount determined to be payable upon the settlement or resolution of the Set-Off Claim shall be the amount agreed by the Vendor and the Purchaser under any such settlement or determined by any such order or decree (as the case may be) to be payable by the Vendor or the relevant member of the Vendor’s Group in respect thereof.

11.4

11.4.1                            On the Deferred Payment Date, a sum equal to the amount of any such claim which shall not by that date have been settled or resolved but in respect of which a reduction in the Deferred Payment shall have been made shall be placed by the Purchaser in a separate deposit account with HSBC Bank plc in the joint names of the Vendor and the Purchaser until such time as that Set-Off Claim shall have been settled or resolved when the sum so deposited shall to the extent of the amount (if any) determined to be payable upon the settlement or resolution of the Set-Off Claim be released to the Purchaser in or towards satisfaction of the liability of the Vendor or the relevant member of the Vendor’s Group in respect of the Set-Off Claim and to the extent of the balance (if any) be released to the Vendor and the amount of any interest earned on such sum shall likewise be released to the Purchaser or the Vendor or apportioned between them in the same proportions as the capital sum.

11.5                           The Vendor and the Purchaser shall use their best endeavours to ensure that all such Set-Off Claims are settled or resolved with all reasonable speed and diligence.

11.6                           On the Deferred Payment Date, a sum equal to the amount of the Deferred Payment, less any amounts deducted in accordance with Clause 11.2, shall be paid to the Vendor by the Purchaser.

11.7                           The satisfaction of any Set-Off Claim by reduction of the amount of the Deferred Payment pursuant to this Clause shall in no way prejudice or affect any other rights or remedies of the Purchaser or the Company for the purpose of recovering any amount due to the Purchaser or the Company which is not satisfied by such means.

12                                    ACKNOWLEDGEMENT

The Vendor acknowledges that neither the Vendor nor any member of the Vendor’s Group holds any legal or beneficial title to or interest in those items of plant, equipment and tooling (“the Tooling”) listed in Schedule 5 and that neither the Vendor, nor any member of the Vendor’s Group has any claim whatsoever over the Tooling, and to the extent that any such interest or claim be found to exist the Vendor hereby waives, and undertakes to procure the waiver by any member of the Vendor’s Group, of any such interest or claim.

13                                    COMMUNICATIONS

13.1                           Any notice to be given under this Agreement shall be in writing and delivered by hand or by first class recorded delivery post or by facsimile letter addressed and sent to the party to be served as follows:-

13.1.1                            In the case of the Vendor and the Guarantor at the following:

US address:                                                                      Syratech Corporation

175 McClellan Highway
East Boston, MA  02128

facsimile number:                                          617-568-8178

for the attention of:                               Gregory W. Hunt
Vice President and Chief Financial Officer

with a copy to:                                                       Faye A. Florence
Vice President and General Counsel
Syratech Corporation
175 McClellan Highway
East Boston, MA  02128

facsimile number:                                          617-568-1361

13.1.2                            In the case of the Purchaser at the following:

address:                                                                                         Vander House, Starnhill Close, Ecclesfield
Sheffield S35 9TG

facsimile number:                                          0114 257 7662

for the attention of:                               Stephen Wilfin or such other address or in the United Kingdom or fax number as the relevant party notifies to the other party, which change of address shall only take effect if delivered and received in accordance with this Clause.

13.2                           Notice delivered by hand shall be deemed to have been served at the time of actual delivery.  Notice sent by first class recorded delivery post shall be deemed to have been served at the expiry of two Business Days after posting.  Notices sent by facsimile shall be deemed to have been served on production of a transmission report from the machine which sent the facsimile indicating that the facsimile was sent in its entirety to the facsimile number of the recipient, save that if such notice of communication is received at the end of normal working hours (and “normal working hours” shall be deemed to be 8.30 am to 5.30 pm on any Business Day in the country of the recipient), such notice or communication shall be deemed to have been received on the next Business Day.

14                                    GENERAL

14.1                           If any provision of this Agreement is or becomes illegal, invalid or unenforceable under the law of any jurisdiction, that shall not affect or impair:

14.1.1                            the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

14.1.2                            the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

14.2                           If any party defaults in the payment when due of any sum payable under this Agreement or any agreement or document entered into pursuant to this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise) its liability shall be increased to include interest on such sum from the date when such payment is due up to and including the date of actual payment (after as well as before judgment) at an annual rate of 4 per cent above the base rate from time to time of HSBC Bank Plc.  Such interest shall accrue from day to day.

14.3                           Save as expressly provided for in the provisions of Clause 14.3, a person who is not a party to this Agreement shall have no right to enforce this Agreement or any agreement or document entered into pursuant to this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists or is available apart from pursuant to such Act.

14.4                           No party may assign any of its rights under it or purport to do any of the same nor sub-contract any or all of its obligations under this Agreement without the prior written consent of all of the other parties, such consent not to be unreasonably withheld or delayed, except that the Purchaser and the Vendor shall each be entitled to assign its respective rights under this Agreement and/or any agreement or document entered into pursuant to this Agreement to any member of the Purchaser’s Group or the Vendor’s Group respectively provided that the Purchaser and the Vendor shall procure that any such company to whom it assigns any of its rights under this Clause shall re-assign all such rights to the Purchaser or the Vendor immediately prior to its ceasing to be a member of the Purchaser’s Group or the Vendor’s Group respectively.

14.5                           This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts (which may be facsimile copies) but shall not take effect until each party has executed at least one counterpart.  Each counterpart shall constitute an original but all the counterparts together shall constitute a single agreement.

14.6                           Any variation of this Agreement must be in writing and signed by each party or, in the case of a body corporate, a duly authorised officer or representative of such party.

14.7                           Save as otherwise expressly stated in this Agreement, each party shall pay its own costs in connection with the negotiation, preparation and implementation of this Agreement and all agreements ancillary to it.

14.8                           A delay in exercising, or failure to exercise, any right or remedy under this Agreement does not constitute a waiver of such right or remedy or other rights or remedies nor shall either operate so as to bar the exercise or enforcement thereof.

14.9                           Except where this Agreement expressly provides otherwise, the rights, powers and remedies provided in this Agreement are accumulative and not exclusive of any rights and remedies provided by law and no single or partial exercise of any right or remedy under this Agreement or provided by law shall hinder or prevent further exercise of such or other rights or remedies.

14.10                     No announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any party without the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed, provided that this Clause 14.9 shall not apply to any announcement or public statement by any party required by law, or the rules of any regulatory or governmental body to which such party is subject, including the rules of any stock exchange on which any securities of the relevant party are listed, in which case the party concerned shall make all reasonable attempts to agree the contents of such announcement or statement with the other parties before it is made.

15                                    ENTIRE AGREEMENT

15.1                           This Agreement and all other agreements referred to herein constitute the entire agreement of the parties and supersede all prior arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

15.2                           Each of the parties acknowledges and agrees that:

15.2.1                            it does not enter into this Agreement and any other document referred to herein on the basis of and does not rely, and has not relied, upon (nor shall it make any claim in respect of), any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to by any person (whether a party to this Agreement or any other document referred to herein or not) except those expressly set out or referred to in this Agreement and any other document referred to herein or entered into in connection herewith, and each of the parties waives all rights and remedies which, but for this Clause, might otherwise be available to it in respect of any such statement or representation or warranty or other provision; and

15.2.2                            this Clause 15.2 shall not apply to any statement, representation or warranty made fraudulently or to any provision of this Agreement or any other document referred to herein which was induced by, or otherwise entered into as a result of, fraud, for which the remedies shall be all those available under the law governing this Agreement.

16                                    GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of England, and the parties agree to submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS whereof the parties have executed this deed the day and year first before written.

SCHEDULE 1

DETAILS OF THE COMPANY AND ITS SUBSIDIARIES

C J Vander Limited

Company Number:	00763852

Date of incorporation:	11 June 1963

Share Capital:

Authorised	£175,000 divided into 175,000 Ordinary Shares of £1 each

Issued	£172,489

Registered office:	Dunstan House, 14A St Cross Street, London, EC1N 8XD

Directors:	Leonard Florence Robert Meers Gregory W. Hunt

Secretary:	Clifford Chance Secretaries Limited

Charges:	None

Status:	Trading

International Silver Company Limited

Company Number:	03768277

Date of incorporation:	11 May 1999

Share Capital:

Authorised	£1,000 divided into 1,000 Ordinary Shares of £1 each

Issued	£1,000

Registered office:	Vander House, Starnhill Close, Ecclesfield, Sheffield, S35 9TG

Directors:	Leonard Florence

Secretary:	Roger Dyson

Charges:	None

Status:	Trading

C J Vander (Antiques) Limited

Company Number:	00369064

Date of incorporation:	1 September 1941

Share Capital:

Authorised	£1,000 divided into 1,000 Shares of £1 each

Issued	£1,000

Registered office:	Dunstan House, 14A St Cross Street, London, EC1N 8XD

Directors:	Leonard Florence

Secretary:	Clifford Chance Secretaries Limited

Charges:	None

Status:	Active

Modern Silverware Products Limited

Company Number:	00446346

Date of incorporation:	9 December 1947

Share Capital:

Authorised	£2,000 divided into 2,000 Ordinary Shares of £1 each

Issued	£2,000

Registered office:	Dunstan House, 14A St Cross Street, London, EC1N 8XD

Directors:	Leonard Florence

Secretary:	Clifford Chance Secretaries Limited

Charges:	None

Status:	Active

Vander Properties Limited

Company Number:	00821994

Date of incorporation:	6 October 1964

Share Capital:

Authorised	£100 divided into 100 Shares of £1 each

Issued	£100

Registered office:	Dunstan House, 14A St Cross Street, London, EC1N 8XD

Directors:	Leonard Florence

Secretary:	Clifford Chance Secretaries Limited

Charges:	None

Status:	Active

John Biggin Limited

Company Number:	00355275

Date of incorporation:	22 July 1939

Share Capital:

Authorised	£20,000 divided into 80,000 ordinary shares of 1p each and 19,200 2.0% preference shares of £1 each

Issued	19,200 ordinary shares of 1p each 19,200 2.0% preference shares of £1 each

Registered office:	Dunstan House, 14A St Cross Street, London, EC1N 8XD

Directors:	Leonard Florence

Secretary:	Clifford Chance Secretaries Limited

Charges:	None

Status:	Active

Roberts and Belk Limited

Company Number:	00071758

Date of incorporation:	31 October 1901

Share Capital:

Authorised	£4,000 divided into Ordinary Shares of £10 each

Issued	£23,440

Registered office:	Dunstan House, 14A St Cross Street, London, EC1N 8XD

Directors:	Leonard Florence

Secretary:	Clifford Chance Secretaries Limited

Charges:	None

Status:	Active

SCHEDULE 2

WARRANTIES

1                                          Shares and Share Capital

1.1                                 The Vendor is the sole legal and beneficial owner of the Shares and such Shares constitute all of the issued or allotted shares in the capital of the Company.

1.2                                 All of the Shares have been validly issued and allotted and are fully paid or credited as fully paid.

1.3                                 The Shares are free from any Security Interest and there is no agreement or commitment outstanding to create a Security Interest in relation to the Shares or any unissued shares in the Company in favour of any other person, and no claim has been made by any person to be entitled to any.

1.4                                 Save as provided for in this Agreement, there is no agreement or arrangement in force (whether conditional or not) which requires the present or future creation, allotment, issue, sale, transfer, redemption or repayment of any share capital or any instrument convertible or exchangeable into share capital of a Group Company, or grants or requires the grant to any person of the right to call for the creation, allotment, issue, sale, transfer, redemption or repayment of any share capital or any instrument convertible into or exchangeable for any share capital of a Group Company.

2                                          Capacity and Authority of the Sellers

2.1                                 The Vendor has full power and authority without requiring the consent of any other person, and has taken all necessary corporate or other actions, to enter into and exercise its rights and perform its obligations under this Agreement and all other documents to be executed by it at Completion.

This Agreement and all other documents to be executed by the Vendor will, when executed and delivered by it, constitute lawful, valid and binding obligations of the Vendor in accordance with their respective terms.

3.                                       Financial matters

3.1                                     Neither the Vendor nor any member of the Vendor’s Group, has entered into any material capital commitments on behalf of the Company which were outstanding at the Last Accounts Date and neither the Vendor, nor any member of the Vendor’s Group, has on behalf of the Company, since then, incurred or agreed to incur any material capital expenditure or commitments or disposed of any material capital assets.

3.2                                     Since the Last Accounts Date the Company has not paid or declared any dividend or made any other payment which is, or is treated as, a distribution for the purposes of ICTA Part VI Chapter II.

3.3                                     So far as the Vendor is aware the Company has not, since the Last Accounts Date, repaid, or become liable to repay, any indebtedness in advance of its stated maturity.

3.4                                     So far as the Vendor is aware the Company has no liabilities (including contingent liabilities) which are outstanding other than those liabilities disclosed in the Last Accounts or incurred, in the ordinary and normal course of trading, since the Last Accounts Date.

4.                                       Trading matters

4.1                                 So far as the Vendor is aware, since the Last Accounts Date the business of the

Company has been continued in the ordinary and normal course.

4.2                                 So far as the Vendor is aware, the Company is not engaged in any litigation or arbitration proceedings, as plaintiff or defendant and there are no proceedings pending or threatened, either by or against the Company.

4.3                                 So far as the Vendor is aware, there is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Company.

4.4                                 So far as the Vendor is aware, the Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations, whether of the United Kingdom or elsewhere.

4.5                                 So far as the Vendor is aware there are no claims pending or threatened or arising against the Company by an employee, consultant or other third party.

5                                          Insolvency

5.1                                 The Company is not unable to pay its debts within the meaning of section 123 Insolvency Act 1986.

5.2                                 So far as the Vendor is aware, no order has been made or petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Company nor has any such resolution been passed and no petition has been presented for an administration order to be made in relation to the Company and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets or undertaking of the Company.

5.3                                 So far as the Vendor is aware, no composition in satisfaction of the debts of the Company or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members has been proposed, sanctioned or approved.

5.4                                 So far as the Vendor is aware, no distress, execution or other process been levied or applied for in respect of the whole or any part of any of the property, assets or undertaking of the Company.

6.                                       Insurance

So far as the Vendor is aware, the Company has maintained insurance in respect of all identified material insurable interests in respect of all assets and business including without limitation against accident, damage, injury and third party loss, (including product liability), and has paid all premiums on such insurance.

SCHEDULE 3

Deed of Covenant

THIS AGREEMENT is made the               day of                             2003

BETWEEN:

(1)                                  SYRATECH HONG KONG LIMITED whose principal office is at Room 507, World Finance Centre, North Tower, 17 Canton Road, Tsimshatsui, Kowloon, Hong Kong (the “Covenantor”); and

(2)                                  HLW 179 LIMITED (registered no: 4605613) whose registered office is at Princess House, 122 Queen Street, Sheffield, S1 2DW (the “Purchaser”).

WHEREAS:

This deed is entered into pursuant to an agreement (the “Agreement”) made between the Covenantor (1) and the Purchaser (2) relating to the sale of all the share capital of C J Vander Limited (CRN: 000763852) (the “Company”).

WHEREBY IT IS AGREED as follows:

1                                          Definitions

Words and expressions defined in the Agreement shall, except where otherwise provided have the same meanings in this deed.

2                                          Covenant

2.1                                 Subject as provided below, the Covenantor covenants to pay to the Purchaser an amount equal to:

2.1.1                                  any liability for Taxation which arises wholly or partly in respect of, or in consequence of, any acts, omissions or transactions occurring or entered into before, the date of this deed or which results from, or is calculated by reference to, any income, profits or gains earned, received or accrued, or deemed to have been earned, received or accrued, before that date but so that this Deed shall not apply to any Taxation arising as a result of the entering into of the Agreement;

2.1.2                                  any resultants costs; and

2.1.3                                  any Taxation payable by the Company or any of its subsidiaries on or in respect of any payment made under this deed (which payment shall for the avoidance of doubt, not include any payment in respect of Taxation arising as a result of the entering into of the Agreement);

2.1.4                                  the Covenantor covenants to pay to the Purchaser an amount equal to the PAYE and National Insurance Contributions payable by the Company in respect of the employment or directorships of any US domiciled directors of the Company.

3                                          Exclusions

3.1                                 The covenant in clause 2.1 shall not apply to any liability:

3.1.1                                  to the extent that either an appropriate provision or reserve in respect of the liability was made in the Last Accounts or the liability was specifically referred to and quantified in the notes to those Accounts;

3.1.2                                  for which the Company or any of its subsidiaries is, or may become, liable wholly, or primarily, as a result of transactions in the normal course of its business after the Last Accounts Date;

3.1.3                                  to the extent that the liability arises as a result only of the appropriate provision or reserve in the Last Accounts being insufficient by reason of any increase in rates of Taxation made after the date of the Agreement.

3.1.4                                  To the extent that the Taxation in question arose in a financial period of the Company in respect of which Mr. Stephen Wilfin signed the corporation tax computations [(including but not limited to fiscal years 2000, 2001 and 2002)] which were [or are to be] submitted to HM Inland Revenue on behalf of the Company.

4                                          Conduct of Claims

4.1                                 The Company shall notify the Covenantor in writing as soon as reasonably practicable of any information which comes to its notice, whereby it appears that the Covenantor is, or may become, liable under this deed.

4.2                                 Subject to clause 4.3, the Company shall, at the expense of the Covenantor, take such action to contest any claim which could give rise to a liability under this deed, as the Covenantor, may reasonably require.

4.3                                 The Covenantor shall, at the request of the Company, provide, to the reasonable satisfaction of the Company, security or indemnities, or both, in respect of all the costs and expenses of any action taken pursuant to clause 4.2.

5                                          General

The provisions of the Agreement relating to communications shall apply to any communication to be given under, or in connection with, this deed.

SCHEDULE 4

PART 1

Details of invoices to be paid by way of Completion Payment

PART 2

Details of invoices to be paid by way of Deferred Payment

SCHEDULE 5

LIST OF TOOLING

	No of Models	Model Reference No
6” Snipe	1 complete	CMB-1

8” Snipe	1 complete	CMB-2

Red Grouse Male	1 complete	CMB-3

Red Grouse Female	1 complete	CMB-4

Large Swan	1 complete	CMB-5

Medium Swan	1 complete	CMB-6

Small Swan	1 complete	CMB-7

12” Pheasant Male	1 complete	CMB-8

12” Pheasant Female	1 complete	CMB-9

10” Pheasant Male	1 complete	CMB-10

10” Pheasant Female	1 complete	CMB-11

6” Pheasant Male	1 complete	CMB-12

6” Pheasant Female	1 complete	CMB-13

Galloping Horse	1 complete	CMB-14

Running Horse	1 complete	CMB-15

Kingfisher	1 complete	CMB-16

Running Fox	1 complete	CMB-17

Stalking Fox	1 complete	CMB-18

Highland Stag	1 complete	CMB-19

Total	19 sectional models

EXECUTED AS A DEED by	)
SYRATECH HONG KONG LIMITED	)
by the signatures of:	)	/s/Melvin L. Levine
	)	Director
)
	)	/s/Leonard Florence
	)	Director / Secretary

EXECUTED AS A DEED by the above	)
named HLW 179 LIMITED by the	)
signatures of:	)	/s/ Anthony James Porteous
	)	Director
)
	)	/s/Stephen Wilfin
	)	Director / Secretary

EXECUTED AS A DEED by the above	)
named SYRATECH CORPORATION	)
by the signatures of:	)	/s/ Gregory W. Hunt
	)	Director
)
	)	/s/ Faye A. Florence
	)	Director / Secretary